Exhibit 10.1

Talen Energy

2015 Stock Incentive Plan

Restricted Stock Unit Agreement

Participant:

Date of Grant:

Number of RSUs:

1. Grant of RSUs. The Company hereby grants the number of restricted stock units (“RSUs”) listed above to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Talen Energy 2015 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Except as provided herein, each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2. Vesting/Form and Timing of Issuance or Transfer.

(a) Subject to the Participant’s continued Employment with the Company and its Affiliates through the vesting date set forth on Exhibit A attached hereto (the “Vesting Date”), and subject to Section 2(b) hereof, 100% of the RSUs shall vest upon the Vesting Date and the Company shall, within 30 days following the Vesting Date, issue or cause there to be transferred to the Participant the corresponding number of Shares equal to the number of vested RSUs. Subject to Section 2(d) below, upon the Participant’s termination of Employment with the Company or any Affiliate for any reason other than due to a Qualifying Termination, all RSUs that did not become vested on or prior to such date shall immediately terminate and be forfeited without consideration and no Shares shall be delivered hereunder.

(b) Upon the consummation of the proposed transaction contemplated by that certain Agreement and Plan of Merger dated as of June 2, 2016 by and among the Company and the other parties thereto (the “Transaction”) prior to the Vesting Date, all RSUs shall convert into the right to receive an amount in cash, subject to the terms and conditions of this Agreement, with a value equal to the product of the number of RSUs listed above and $14.00, payable within 30 days following the Vesting Date or sooner in accordance with Section 2(d) hereof. Any RSUs converted to a cash-settled award pursuant to this Section 2(b) shall continue to be subject to the terms and conditions of this Agreement and will be referred herein as “RSUs”. Subject to Section 2(d) below, upon the Participant’s termination of Employment with the Company or any Affiliate for any reason other than due to a Qualifying Termination, all RSUs that did not become vested on or prior to such date shall immediately terminate and be forfeited without consideration and no cash shall be delivered hereunder.

(c) RSUs granted pursuant to this Agreement will be extinguished upon the settlement thereof into Shares or cash in accordance with Section 2 of this Agreement.

(d) Notwithstanding Sections 2(a) or 2(b) hereof, 100% of the outstanding RSUs shall vest upon (i) the Participant’s termination of Employment by the Company and its

Affiliates without Cause or by the Participant with Good Reason or (ii) the Participant’s termination of Employment due to death, Disability, or Retirement (each of the termination events described under clause (i) and (ii) being a “Qualifying Termination”). The Shares or cash underlying the RSUs that vest in accordance with the preceding sentence shall be delivered to the Participant within 30 days following the date of the Participant’s termination of Employment.

(e) For purposes of this Agreement:

(i) “Cause” shall mean “Cause” as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (i) Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (ii) Participant’s insubordination after clear and lawful direction, (iii) Participant’s commission of a felony in the performance of duties to the Company, (iv) Participant’s commission of an act or acts constituting any fraud against, or embezzlement from the Company or any of its Affiliates, (v) Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company, or (vi) Participant’s employment with a competitor while employed by the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(ii) “Good Reason” shall mean “Good Reason” or such similar concept as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Good Reason” is then in effect or if such term is not defined therein, “Good Reason” shall mean without the Participant’s consent, (i) a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable entity that is a member of the Company Group, (ii) a material reduction in the Participant’s annual base salary, annual incentive compensation opportunity or other employee benefits (excluding any such reduction that is part of a plan to reduce annual base salaries, annual incentive compensation opportunities or other employee benefits of comparably situated employees of any entity that is a member of the Company Group generally), or (iii) a relocation of the Participant’s principal place of employment to a location that is more than 50 miles from the Participant’s current principal place of employment; provided that, notwithstanding anything to the contrary in the foregoing, the Participant shall only have “Good Reason” to terminate employment following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred.

(iii) “Retirement” shall mean the Participant’s termination of Employment at a time when the Participant is age 55 or older.

3. Dividend Equivalent RSUs. RSUs shall not pay cash dividends. Prior to the consummation of the Transaction, the Participant shall be entitled to receive additional RSUs equal to the number of whole Shares that could have been purchased on the date that any dividends on Shares may be paid, at the Fair Market Value of Shares on that date, as if the dollar amount of any ordinary dividends that are declared on Shares applied to the Shares underlying the RSUs. All such additional RSUs shall be subject to the same terms and conditions applicable herein to the underlying RSUs, including terms and conditions related to vesting of RSUs. Notwithstanding the foregoing, if on any date while RSUs are outstanding hereunder the Company shall pay any extraordinary dividend on the Shares, the Committee shall equitably adjust the outstanding RSUs pursuant to Section 10 of the Plan.

4. No Right to Continued Employment. The granting of RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

5. No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares have been issued or transferred to such Participant.

6. Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

7. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 7 shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9. Withholding. The Participant shall be required to pay to the Company or any Affiliate applicable withholding taxes with respect to any issuance or transfer under this Agreement or under the Plan, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant an amount in respect of such withholding taxes, and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11. RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and agrees that all RSUs and Shares received in respect of RSUs are subject to the Plan. The terms and provisions of the Plan, as may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms of the Plan will govern and prevail.

12. Modifications. Notwithstanding any provision of this Agreement to contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law or preserve the intended deferral of income recognition with respect to the RSUs until the issuance or transfer of Shares hereunder.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Compliance with IRC Section 409A. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with the Company and its Affiliates the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of employment with the Company and its Affiliates (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. The Company shall use commercially reasonable efforts to implement the provisions of this Section 14 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section 14.

Sincerely,
Talen Energy Corporation

Paul Farr
President & Chief Executive Officer

Exhibit A

Talen Energy

2015 Stock Incentive Plan

Restricted Stock Unit Agreement

Granted to:	Participant Name

SSN:	SSN or I-Number

Date of Award:	Grant date

Date restrictions expire:	February 10, 2020

Units:	Number of units granted

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